UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2004

NETWORK ENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30863	04-3064173
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

25 Dan Road, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

(781) 332-1000

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Required FD Disclosure.

Network Engines, Inc. (the “Company”) intends to post on its internet website, www.networkengines.com, (a) any amendment to its Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (b) the nature of any waiver, including an implicit waiver, from a provision of its Code of Business Conduct and Ethics granted to one of these specified officers, the name of the person to whom the waiver was granted and the date of the waiver.

Item 7.	Financial Statements and Exhibits.

Exhibit No.	Exhibit

14	Company’s Code of Business Conduct and Ethics (as amended on January 27, 2004)

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 27, 2004, the Company amended its Code of Business Conduct and Ethics. The only substantive effect of the amendment was to add a provision to the Company’s Code of Business Conduct and Ethics relating to employee, officer and director dealings with independent auditors. The Company’s Code of Business Conduct and Ethics, as amended, is attached to this Current Report on Form 8-K as Exhibit 14.

As set forth in Item 5 herein, the Company intends to post on its internet website, www.networkengines.com, (a) any future amendment to its Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (b) the nature of any waiver, including an implicit waiver, from a provision of its Code of Business Conduct and Ethics granted to one of these specified officers, the name of the person to whom the waiver was granted and the date of the waiver.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 3, 2004	NETWORK ENGINES, INC.

By: /s/ Douglas G. Bryant
Douglas G. Bryant Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)